Exhibit 3.1

Amended AND RESTATED

CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Nutanix, Inc.

B. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 2009.

C. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and the affirmative vote of the stockholders of the Corporation, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

D. The text of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s existing amended and restated certificate of incorporation, and which has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer as of the date set forth below.

NUTANIX, INC.

By: /s/ Tyler Wall

Name: Tyler Wall

Title: Chief Legal Officer

Date: December 9, 2022

EXHIBIT A

ARTICLE I

The name of the Corporation is Nutanix, Inc. (the “Corporation”).

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Zip Code 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE IV
4.1
Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,200,000,000 shares, consisting of 1,000,000,000 shares of Class A Common Stock, par value $0.000025 per share (the “Class A Common Stock”), and 200,000,000 shares of Preferred Stock, par value $0.000025 per share (the “Preferred Stock”).
4.2
Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Class A Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this ARTICLE IV (or any certificate of designation with respect thereto).
4.3
Class A Common Stock.
(a)
Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock shall be entitled to one (1) vote for each such share held by them as of the applicable record date on each matter properly submitted to the stockholders on which the holders of shares of Class A Common Stock are entitled to vote.

(b)
Except as otherwise required by law or provided by the terms of this Amended and Restated Certificate of Incorporation, including Section 4.2 hereof, holders of Class A Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including, without limitation, by any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
4.4
Preferred Stock.
(a)
The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions and to set forth in one or more certificates of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
(b)
The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series is so decreased, then the Corporation shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
5.1
General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2
Number of Directors; Election; Term.
(a)
Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed solely by resolution of a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
(b)
Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation are divided into three classes, designated Class I, Class II and Class III. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding such person’s election and until such person’s respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(c)
Notwithstanding the prior paragraph, (1) at the Corporation’s annual meeting of stockholders held in 2023 (the “2023 Annual Meeting”), the successors of the Class I directors whose terms expire at the 2023 Annual Meeting shall each be elected for a term expiring at the Corporation’s next annual meeting of stockholders; (2) at the corporation’s annual meeting of stockholders held in 2024 (the “2024 Annual Meeting”), the successors of the directors whose terms expire at the 2024 Annual Meeting (including, for the avoidance of doubt, the Class II directors and the successors of the directors elected at the 2023 Annual Meeting) shall each be elected for a term expiring at the Corporation’s next annual meeting of stockholders; and (3) at the Corporation’s annual meeting of stockholders held in 2025 (the “2025 Annual Meeting”) and at all annual meetings thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders. Commencing with the 2025 Annual Meeting, the classification of the Board of Directors of the corporation shall cease.
(d)
Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such person’s successor is duly elected and qualified or until such person’s earlier death, resignation, or removal.
(e)
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3
Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, any director or the entire board of directors may be removed from office by the stockholders of the Corporation in the manner provided in Section 141(k) of the DGCL.
5.4
Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided by resolution of a majority of the Whole Board, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. A person so elected to fill a vacancy or newly created directorship shall hold office for the remaining term of the class, if any, for which such director shall have been elected and until such person’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the Whole Board. The Corporation’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above and any other provision of this Amended and Restated Certificate of Incorporation, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Stock certificate of designation, the Bylaws of the Corporation may not be adopted, amended, altered or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws.

ARTICLE VII
7.1
No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by such stockholders in lieu of a meeting.
7.2
Special Meetings. Except as otherwise required by statute or expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the affirmative vote of a majority of the Whole Board, the chairperson of the Board of Directors, the lead independent director, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. The Board of Directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.
7.3
No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.
7.4
Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VIII
8.1
Limitation of Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
8.2
Indemnification.

Subject to any provisions in the Bylaws of the Corporation related to indemnification, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the fullest extent permitted by applicable law, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment, elimination nor repeal of any Section of this ARTICLE VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.

ARTICLE IX

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

Except as provided in Article VIII above, the Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation. Any amendment to this Amended and Restated Certificate that requires stockholder approval pursuant to the DGCL shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is Nutanix, Inc. (the “Corporation”) and that the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 2009 (the “Original Certificate”).

SECOND: That the Corporation amended and restated the Original Certificate by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 9, 2022 (the “Certificate of Incorporation”).

THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation.

FOURTH: That pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment, declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing the terms and provisions of this Certificate of Amendment to be submitted to and considered by the stockholders of the Corporation for approval.

RESOLVED, that the Certificate of Incorporation is hereby amended by amending and restating Section 8.1 of Article VIII thereof in its entirety as follows:

“8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

* * *

FIFTH: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on this 8th day of December, 2023.

NUTANIX, INC.

By: /s/ Tyler Wall

Name: Tyler Wall

Title: Chief Legal Officer

(Signature page to Certificate of Amendment)